UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2018

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2018, Cabot Corporation (the “Company”) announced that Eduardo E. Cordeiro would step down from his positions as Executive Vice President and Chief Financial Officer, and President of the Americas Region of the Company effective May 15, 2018 and retire from the Company at the end of 2018.

In connection with this, the Company and Mr. Cordeiro have entered into a transition and separation agreement dated June 27, 2018 under which, upon the termination of Mr. Cordeiro’s employment, Mr. Cordeiro will receive a cash separation payment in the amount of $722,500. The Company will also pay a portion of the COBRA premiums in respect of Mr. Cordeiro’s COBRA coverage following employment termination, as if he were an active employee, until the earlier of 18 months following termination or the termination of COBRA coverage, continue to support the financial planning benefit Mr. Cordeiro receives as if he were an active employee for a period of twenty-four months following employment termination, and provide Mr. Cordeiro with outplacement services in an amount not to exceed $40,000. The Company has also agreed to extend the exercise period of Mr. Cordeiro’s options to purchase the Company’s common stock (which would otherwise expire on the date that is three months following the termination of employment) until the earlier of (i) twenty-four months following the termination of employment and (ii) the original expiration date of the option. In addition, in the event the Company terminates Mr. Cordeiro’s employment prior to December 31, 2018 for any reason other than cause, as defined in the transition and separation agreement, the Company shall also either accelerate the vesting, or pay to Mr. Cordeiro the cash value, of certain of Mr. Cordeiro’s outstanding equity grants and pay to Mr. Cordeiro his short-term incentive bonus for fiscal 2018. In exchange for the payments and benefits provided in the transition and separation agreement, the Company received a release of claims from Mr. Cordeiro, and Mr. Cordeiro agreed to covenants as to non-competition and non-solicitation for a period of eighteen months following the termination of his employment with Cabot and as to continued compliance with obligations regarding confidential information and proprietary developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Sean D. Keohane
Name:	Sean D. Keohane
Title:	President and Chief Executive Officer

Date: July 3, 2018